                             THOMAS & BETTS CORPORATION
                                        and

                              THE CHASE MANHATTAN BANK

                                     as Trustee

                                  ________________

                                 Medium-Term Notes

                     Due Nine Months or More from Date of Issue

                                  ________________




                            THIRD SUPPLEMENTAL INDENTURE
                              Dated as of May 7, 1998

                                  ________________

     THIRD SUPPLEMENTAL INDENTURE, dated as of May [   ], 1998 (herein called
the "Third Supplemental Indenture"), between THOMAS & BETTS CORPORATION, a corporation duly organized and existing under the laws of the State of Tennessee (herein called the "Company"), having its principal office at 8155 T&B Boulevard, Memphis, Tennessee 38125 and THE CHASE MANHATTAN BANK, a banking corporation duly organized and existing under the laws of the State of New York as trustee under the Indenture referred to below (herein called the "Trustee").

                              RECITALS OF THE COMPANY

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a certain indenture, dated as of January 15, 1992, as amended on July 28, 1992 and February 10, 1998 (herein called the "Indenture"), providing for the issuance from time to time of the Company's direct unsecured senior debentures, notes or other evidences of indebtedness (herein called the "Securities") to be issued in one or more series as in the Indenture provided; and

     WHEREAS, the Company desires, and the Trustee has agreed, to enter into this Third Supplemental Indenture for the purpose of, among other things, amending Sections 101, 501, 1005, 1006, 1007, 1008, 1009 and 1010 and deleting in its entirety Section 1011 of the Indenture in order to effect certain modifications of the Indenture agreed upon between the Company and the Trustee; and

     WHEREAS, Section 901(5) of the Indenture provides, inter alia, that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of Securities to change or eliminate any of the provisions of the Indenture, PROVIDED that any such change or elimination shall become effective only as to the Securities of any series created by such supplemental indenture and Securities of any series subsequently created to which such change or elimination is made applicable by the subsequent supplemental indenture creating such series; and

     WHEREAS, Section 901(4) of the Indenture provides, inter alia, that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of Securities to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in uncertificated or global form; and

     WHEREAS, Section 901(7) of the Indenture provides that the Company and the Trustee may enter into indentures supplemental to the Indenture for the purpose of establishing the form or terms of the Securities of any series as permitted in Sections 201 and 301 of the Indenture; and

     WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of up to $115,000,000 to be designated the "Medium-Term Notes Due Nine Months or More from Date of Issue" (the "Medium-Term Notes"), and all action on the part of the Company necessary to authorize the issuance of the Medium-Term Notes under the Indenture and this Third Supplemental Indenture has been duly taken; and

     WHEREAS, all acts and things necessary to make the Medium-Term Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as in the Indenture and this Third Supplemental Indenture provided, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;

     NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

     That in consideration of the premises, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of all holders of the Medium-Term Notes, as follows:

                                     ARTICLE ONE

     Section 1.01. All terms used in this Third Supplemental Indenture which are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     Section 1.02.  Section 501 of the Indenture is amended by making subsection
(5) thereof inapplicable solely with respect to the Medium-Term Notes.

                                     ARTICLE TWO

     Section 2.01. A series of Securities which shall be designated the "Medium-Term Notes Due Nine Months or More from Date of Issue" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Indenture and this Third Supplemental Indenture (including the form of Medium-Term Note set forth as Exhibit A hereto). The aggregate principal amount of Medium-Term Notes of the series created hereby which may be authenticated and delivered under the Indenture shall not, except as permitted by the provisions of the Indenture, exceed $115,000,000, less an amount equal to the aggregate price to the public from the sale after the date hereof of any Securities other than the Medium-Term Notes registered under the Company's Registration Statement on Form S-3 (File No. 33-44153) (including any other series of Medium-Term Notes).

     Section 2.02. The form of the Medium-Term Notes shall be substantially in the form of Exhibit A attached hereto. The terms of such Medium-Term Notes are herein incorporated by reference and are part of this Third Supplemental Indenture. The Medium-Term Notes shall be registered in such names, shall be in such amounts and shall have such other specific terms contemplated in the form of Medium-Term Note attached hereto as Exhibit A, as shall be communicated by the Company to the Trustee in accordance with the administrative procedures, as in effect from time to time, established to provide for the issuance of the Medium-Term Notes.

     Section 2.03. The Depository for any Medium-Term Notes issued as Global Securities shall be The Depository Trust Company in the City of New York ("DTC") or any successor Depository appointed by the Company within 90 days of the termination of the services of DTC (or any successor to DTC).

                                    ARTICLE THREE

     Section 3.01. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture or the proper authorization or the due execution hereof by the Company.

     Section 3.02. Except as expressly supplemented and amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture, as supplemented and amended hereby, is in all respects hereby ratified and confirmed. This Third Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

     Section 3.03. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     Section 3.04. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to as an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                             THOMAS & BETTS CORPORATION

[Seal]                                       By: /s/ FRED R. JONES
                                                -------------------------------
                                                  Name:  Fred R. Jones
                                                  Title: Vice President-Finance
                                                         and Treasurer
Attest:

/s/ PENELOPE Y. TURNBON
-----------------------------------
Name:  Penelope Y. Turnbow
Title: Assistant Secretary

                                             THE CHASE MANHATTAN BANK,
                                               as Trustee

[Seal]                                       By: /s/ JOANNE ADAMIS
                                                -------------------------------
                                                  Name:  Joanne Adamis
                                                  Title: Second Vice President

Attest:

/s/ TIMOTHY E. BURKE
-----------------------------------
Name:  Timothy E. Burke

STATE OF TENNESSEE                      )
                                        )  ss.:
COUNTY OF SHELBY                        )

     On the 5th day of May 1998, before me personally came Penelope Y. Turnbow, to me known, who, being by me duly sworn, did depose and say that she is the Assistant Secretary of Thomas & Betts Corporation, the corporation described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.



                                              /s/ ANN CARLISE
                                             ----------------------
                                             Notary Public
                                             State of Tennessee

                                                                     Exhibit A

                                   [FACE OF NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.(2)

REGISTERED               CUSIP No.:                    PRINCIPAL AMOUNT:
No. FXR-                 --------------                ------------------

                                    THOMAS & BETTS CORPORATION
                                          MEDIUM-TERM NOTE

ORIGINAL ISSUE DATE:     INTEREST RATE:   %            STATED MATURITY DATE:

INTEREST PAYMENT DATE(S)  DEFAULT RATE:   %

[ ] _______ and ______
[ ] Other:

INITIAL REDEMPTION        INITIAL REDEMPTION            ANNUAL REDEMPTION
DATE:                        PERCENTAGE:   %             PERCENTAGE
                                                         REDUCTION:   %

OPTIONAL REPAYMENT       [ ] CHECK IF AN ORIGINAL
DATE(S):                      ISSUE DISCOUNT NOTE
                                  Issue Price:   %

SPECIFIED CURRENCY:      AUTHORIZED DENOMINATION:      EXCHANGE RATE
[ ] United States        [ ] $1,000 and integral       AGENT:
    dollars                      multiples thereof
[ ] Other:               [ ] Other:

------------------------
(1)    This paragraph applies to global Notes only.

(2)    This paragraph applies to global Notes only.

ADDENDUM ATTACHED                  OTHER/ADDITIONAL PROVISIONS:

[ ] Yes
[ ] No

     Thomas & Betts Corporation, a Tennessee corporation (the "Company", which term includes any successor entity under the Indenture hereinafter referred to),
for value received, hereby promises to pay to                                ,
or registered assigns, the principal sum of                    , on the Stated
Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof) (each such Stated Maturity Date, Redemption Date or Repayment Date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum specified above on any overdue principal, premium and/or interest. The Company will pay interest in arrears on each Interest Payment Date (i.e., each August 1 and February 1), if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; PROVIDED, HOWEVER, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the holder of this Note on the Record Date with respect to such second Interest Payment Date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

     Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (i.e., July 15 and January 15) (each, a "Record Date"); PROVIDED, HOWEVER, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the holder on any Record Date, and shall be paid to the person in whose name this Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture.

     Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, a duly completed election form as contemplated on the reverse hereof) at the corporate trust office of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, currently located at 450 West 33rd Street, New York, New York 10001, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Company may determine; PROVIDED,

HOWEVER, that payment to the Depository may be made by wire transfer to the account designated by the Depository in writing; PROVIDED FURTHER, HOWEVER, that if the Specified Currency specified above is other than United States dollars and such payment is to be made in the Specified Currency in accordance with the provisions set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the holder hereof at least 15 calendar days prior to the Maturity Date, provided that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed repayment election form) is presented and surrendered at the aforementioned office of the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures.

     If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

     As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; PROVIDED, HOWEVER, that if the Specified Currency is other than United States dollars and any payment is to be made in the Specified Currency in accordance with the provisions hereof, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the Specified Currency is European Currency Units ("ECUs"), is not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECUs cannot be settled in the international interbank market). "Principal Financial Center" means the capital city of the country issuing the Specified Currency, except that with respect to United States dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECUs, the "Principal Financial Center" shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

     The Company is obligated to make payment of principal, premium, if any, and interest in respect of this Note in the Specified Currency (or, if the Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency is other than United States dollars, except as otherwise provided below, any such amounts so payable by the Company will be converted by the Exchange Rate Agent specified above into United States dollars for payment to the holder of this Note.

     If the Specified Currency is other than United States dollars and the holder of this Note shall not have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency, any United States dollar amount to be received by the holder of this Note will be based on the highest bid quotation for United States dollars in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the holder of this Note by deductions from such payments. If no such bid quotations are available, payments on this Note will be made in the Specified Currency.

     If the Specified Currency is other than United States dollars, the holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency by submitting a written request for such payment to the Trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least 16 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least 16 calendar days prior to the Maturity Date, as the case may be.

     If the Specified Currency is other than United States dollars or a composite currency and the holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency and if the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the holder of this Note by making such payment in United States dollars on the basis of the Market Exchange Rate (as defined below) on the second Business Day prior to such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified on the face hereof. The "Market Exchange Rate" for the Specified Currency means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made under such circumstances in United States dollars will not constitute an Event of Default (as defined in the Indenture).

     If the Specified Currency is a composite currency and the holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this
Note in the Specified Currency and if such composite currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, then the Company will be entitled to satisfy its obligations to the holder of this Note by making such payment in United States dollars until such Specified Currency is again available. The amount of each payment in United States dollars shall be computed by the Exchange Rate Agent on the basis of the equivalent of the composite currency in United States dollars. The component currencies of the composite currency for this purpose (collectively, the "Component Currencies" and each, a "Component Currency") shall be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currencyin United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified on the face hereof.

     If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of this Note and the Company and the Exchange Rate Agent shall have no liability therefor.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified on the face hereof, in an addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

     Notwithstanding any provisions to the contrary contained herein, if the face of this Note specifies that an addendum is attached hereto or that "Other/Additional Provisions" apply, this Note shall be subject to the terms set forth in such addendum or such "Other/Additional Provisions".

     Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, Thomas & Betts Corporation has caused this Note to be duly executed by one of its duly authorized officers.

                                             THOMAS & BETTS CORPORATION

                                             By________________________________
                                                Title:

[SEAL]





Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.



THE CHASE MANHATTAN BANK,
as Trustee

By____________________________
     Authorized Signatory

                                 [REVERSE OF NOTE]

                             THOMAS & BETTS CORPORATION
                                  MEDIUM-TERM NOTE

     This Note is one of a duly authorized series of Debt Securities (the "Debt Securities") of the Company issued and to be issued under an Indenture, dated as of January 15, 1992, as amended, modified or supplemented from time to time (the "Indenture"), between the Company and The Chase Manhattan Bank (as successor to Morgan Guaranty Trust Company of New York and First Trust of New York National Association), as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of the series of Debt Securities designated as "Medium-Term Notes Due Nine Months or More From Date of Issue" (the "Notes"). All terms used but not defined in this Note or in an addendum hereto shall have the meanings assigned to such terms in the Indenture or on the face hereof, as the case may be.

    This Note is issuable only in registered form without coupons in minimum denominations of U.S.$1,000 and integral multiples thereof or the minimum authorized denomination specified on the face hereof (the "Authorized Denomination").

     This Note will not be subject to any sinking fund and, unless otherwise specified on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

     This Note will be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S.$1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (each, a "Redemption Date"), on notice given no more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. The "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the Redemption Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

     This Note will be subject to repayment by the Company at the option of the holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S.$1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such minimum Authorized Denomination), at a repayment price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (each, a "Repayment Date"). For this Note to be repaid, this Note must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

    If this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to the sum of
(1) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (2) any unpaid interest on this Note accrued from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this
Note is referred to herein as the "Discount".

     For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause the yield on the Note to be constant. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period) and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

     If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Debt Securities at any time by the Company and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all Debt Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities of any series, on behalf of the holders of all such Debt Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities of any series, in certain instances, to waive, on behalf of all of the holders of Debt Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the holder hereof surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the holder in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Note and all documents, agreements, understandings and arrangements relating to any transaction contemplated hereby or thereby have been executed or entered into by an officer of the Company in his/her capacity as an officer of the Company which has been formed as a Tennessee corporation, and not individually, and neither the trustees, officers or shareholders of the Company shall be bound or have any personal liability hereunder or thereunder. Each party hereto shall look solely to the assets of the Company for satisfaction of any liability of the Company in respect of this Note and all documents, agreements, understandings and arrangements relating to any transaction contemplated hereby or thereby and will not seek recourse or commence any action against any of the trustees, officers or shareholders of the Company or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.

     The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

                                    ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common      UNIF GIFT MIN ACT - ______ Custodian _____

TEN ENT - as tenants by the entireties             (Cust)           (Minor)

JT TEN  - as joint tenants with right of         under Uniform Gifts to Minors

         survivorship and not as tenants        Act_____________________

         in common                                  (State)

         Additional abbreviations may also be used though not in the above list.

                                        __________________________________
                                                  ASSIGNMENT

  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
                      OTHER
IDENTIFYING NUMBER OF ASSIGNEE
|             |
|______________________________|_______________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

______________________________________________________________ this Note and all rights thereunder hereby irrevocably constituting and appointing

_________________________________________________ Attorney to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:_____________________


                                   ___________________________________________

                                   Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at __________

________________________________________________________________________________

        (Please print or typewrite name and address of the undersigned)

     For this Note to be repaid, the Trustee must receive at its corporate trust office in the Borough of Manhattan, The City of New York, currently located at 450 West 33rd Street, New York, New York 10001, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000 (or, if the Specified Currency is other than United States dollars, the minimum Authorized Denomination specified on the face hereof)) which the holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Principal Amount
to be Repaid:  $


Date: _____________________        __________________________________________

                                   Notice: The signature(s) on this Option to Elect Notice: The signature(s) on this correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.